EXHIBIT 4.2


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             SICHUAN GOLDEN ANTS BIOTECHNOLOGY DEVELOPMENT CO., LTD.

                            ARTICLES OF ASSOCIATION
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                                TABLE OF CONTENTS


Articles      Heading
Chapter One   General principles
Chapter Two    Business Purpose, Scope and Scale
Chapter Three   Total investment, Registered capital and Term
Chapter Four   Board of Directors
Chapter Five   Power of Board of Directors
Chapter Six    Procedure of Board of Directors
Chapter Seven    Management and Organization
Chapter Eight    Financing and Accounting
Chapter  Nine    Profit Distribution
Chapter Ten   Employee
Chapter Eleven    Labor Union
Chapter Twelve   Period of duration, termination and Liquidation
Chapter Thirteen  Miscellaneous


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                                   CHAPTER ONE
                                GENERAL PRINCIPLE

                                   ARTICLE ONE

     Sichuan Golden Ants Biotechnology Development Co., Limited (hereinafter said Company) is a corporation duly organized and validly existing under the laws of the People's Republic of China ("PRC"). Its shareholder is Golden Century Investments, Inc. ("Golden Century").


                                   ARTICLE TWO

     Golden Century will incorporate a foreign invested company as a limited liability company under the Foreign Invested Enterprises Laws of PRC ("FIE laws of PRC) and other relevant laws and rules. The liabilities of Golden Century are limited to the registered capital of the Company subscribed by Golden Century. The Company shall be responsible for its liabilities to its creditors with all of its assets. Company's after tax profits and net assets after liquidation belong to Golden Century according to the laws.

                                  ARTICLE THREE

     Company's English name: Sichuan Golden Ants Biotechnology Development Co., Ltd.

     Company's  Chinese  Name: [NOT IN ENGLISH]

Company's registered address: 19/F, l.Tongmei Building, 76 One Section of Jianshebeilu, Chengdu, China.

                                  ARTICLE FOUR

     All activities that Company engages in are governed by enacted PRC laws, codes and other regulatory documents and publicly available.


                                   CHAPTER TWO


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                        BUSINESS PURPOSE, SCOPE AND SCALE

                                  ARTICLE FIVE

     Company's business purpose: to establish a new management mechanism and contribute to vitalizing local economy by the shareholder' investment in a limited liability company.

                                   ARTICLE SIX

     Company's business scope includes ants breeding and technical services, development, research and sale of ants products.

                                  ARTICLE SEVEN

     Company has the power to carry out business activities under the PRC laws and regulations in order to conduct business within its business scope.

                                  CHAPTER THREE
                  TOTAL INVESTMENT, REGISTERED CAPITAL AND TERM

                                  ARTICLE EIGHT

     The total investment of the Company is RMB2,800,000.

                                  ARTICLE NINE

     The registered capital of the Company is RMB2,000,000, contributed in cash in USD.

                                   ARTICLE TEN

     Golden Century becomes Company's shareholder by acquisition and Company's status is thus changed to a wholly foreign owned enterprise.


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                                 ARTICLE ELEVEN

     1. Company shall not reduce the registered capital within the period of duration.
     2. Registered capital may be increased and transferred upon the approval of the Board of the Directors and the approval of the original examination and approval authority.

                                 ARTICLE TWELVE

     Golden Century should pay the consideration to the shareholders who transferred their shares in the Company within 3 months from the date Company's business license as a wholly foreign owned enterprise is issued.

                                ARTICLE THIRTEEN

     After payments of shares transfer price, Golden Century should acquire the Foreign Exchange Registration Certificate to evidence the full payment of share purchase price from the Administration of Foreign Exchange according to "The Provisional Regulations for Merger and Acquisition of Domestic Enterprises by Foreign Investors".


                                  CHAPTER FOUR
                               BOARD OF DIRECTORS

                                ARTICLE FOURTEEN

     Board of Directors is the highest authority of the Company and shall have the right to determine all the major issues regarding the Company, according to the articles of association of the Company.

                                 ARTICLE FIFTEEN

     Board chairman Yi SHEN ("Chairman") is the legal representative of the Company. If the Chairman is unable to perform his duties for certain reasons, he shall authorize one of the other Directors to perform his duties until he can perform the duties by himself.

                                 ARTICLE SIXTEEN

     1.  Board  of  Directors  consists  of  three  directors  ("Director").


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     2.  Golden  Century  may  determine  to  increase or decrease the number of
Directors  in  the  Board  of  directors  through  lawful  procedures.

                                ARTICLE SEVENTEEN

     Chairman and other Directors shall be appointed by Golden Century for each term of no longer than 3 years and may serve consecutive terms if re-appointed by Golden Century. Before the expiration of the term of each Director, Golden Century shall have the right to determine removal of each Director. All appointment and removal shall be effected by notice in writing sent to or delivered in person to the Chairman. Golden Century can fill in any vacancy at any time in accordance with these Articles of Association.

                                ARTICLE EIGHTEEN

     1. A Director may appoint an agent to represent himself and withdraw the appointment any time.
     2. All notice concerning appointment and removal of an agent shall be in writing sent to or delivered in person to chairman.
     3. The agent has the right to attend meetings and to vote at the meetings on behalf of the director who is not available to attend the meetings and authorizes the agent.
     4. A Director is responsible for preparing all notices and necessary documents concerning proxy.
     5.  One Director may be appointed as the agent of another director.
     6. One person may be appointed as an agent for several Directors. The agent has one vote for each appointer and has one more vote for him in the event that the agent himself is a director.
     7. Director may invite expert to attend the meetings of the Board. (Experts have no voting rights.)

                                ARTICLE NINETEEN

     The Board of Directors may appoint a secretary within the term, condition and duties prescribed by the Board of Directors and may remove the appointed secretary any time.


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                                 ARTICLE TWENTY

     Director should perform the duties diligently, orderly and carefully. Company shall not cause any director to bear any responsibilities as a result of performing their duties as a director unless the director abuses his rights or is grossly negligent.

                               ARTICLE TWENTY ONE

     1. Golden Century may determine the emoluments of all Directors.
     2. The Company shall pay all reasonable expenses (traveling, hotel and meal) incurred by Directors or their agents and the secretary while attending meetings of the Board of Directors.


                                  CHAPTER FIVE
                          POWERS OF BOARD OF DIRECTORS
                               ARTICLE TWENTY TWO

     The Board of Directors is responsible for decision-making and supervision of management. Among other things, the Board of Directors shall determine the following matters:

   1. To appoint and dismiss managing and administrative members (hereinafter say "the members") and determine their emolument;.
   2. To  select  and  dismiss  external  auditor;
   3. To  approve  Company's  basic  policies;
   4. To  approve  and  alter  Company's  organization  structure;
   5. To approve and alter procedure of the administrative organization;
   6. To approve the members' rights and duties;
   7. To approve investment plan and make investments;
   8. To approve human resources plans;
   9. To approve welfare and benefits plans;
  10. To approve sale and post-sale services policies;
  11. To set down pricing principle;
  12. To provide a loan and to issue a guarantee for loans;
  13. To acquire another company, to incorporate, close and dismiss subsidiary company;
  14. To  merge  with  other  operating  entity;


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  15. To  increase  Company's  registered capital and to amend these articles of association;
  16. To transfer all or part of the Company's registered capital;
  17. To approve Company's budget;
  18. To draw reserve fund, staff rewards and welfare fund, and to approve and distribute net profit;
  19. To approve annual report, assets and liability statement and profit and loss statement;
  20. To approve management's contracts and agreements provided for in the detailed rules of management.
  21. To extend the duration of Company and to terminate the Company, and;
  22. Any other matters that should be determined by the Board of Directors.

                              ARTICLE TWENTY THREE

     The Board of Directors may publish the detailed rules of management which should be followed in Company's daily business and managing operation.


                                   CHAPTER SIX
                        PROCEDURES OF BOARD OF DIRECTORS

                               ARTICLE TWENTY FOUR

     The  Board  of  Directors  meeting  shall  be  held  at least twice a year.
Chairman or at least two directors may convene temporary meeting of the Directors.

                               ARTICLE TWENTY FIVE

     The meeting should be held on Company's registered address unless otherwise determined by the Chairman.

                               ARTICLE TWENTY SIX

     1. Chairman shall convene and preside the Board of Directors meetings and may appoint any other director to do so.
     2. Notice of the Board of Directors meetings shall be give at least 3 days in advance.


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The  notice  may  be  given  in less than 3 days if  all the directors agree  in writing.  The  notice  of  meeting should be in writing  and may be sent by fax.

                              ARTICLE TWENTY SEVEN

     Chairman shall determine the time and place of the Board of Directors meetings.

                              ARTICLE TWENTY EIGHT

     The quorum of all the Board of Directors meetings is at least 3 Directors. They may attend meetings by themselves or by appointing agents. The meeting cannot be convened if a quorum is not present.

                               ARTICLE TWENTY NINE

     1. Chairman or the Director presiding over the Board of Directors meetings shall determine the agenda of the meetings. Directors or their agents should receive all documents 3 days in advance before the date of the meeting. The documents may be sent by fax.
     2. The Board of Directors meeting shall follow the agenda. Every proposed matter shall be fully discussed before a resolution is made. The matter not originally included in the agenda may be discussed upon approval of majority directors or agents present at the meeting.

                                 ARTICLE THIRTY

     1. Each member of the Board of Directors or the director's agent appointed when the Director is not available has one vote.
     2. The following resolutions should be approved by all the Directors present at the meeting:
          a)     To  increase  Company's  registered  capital;
          b)     To  amend  the  articles  of  association  of  the  Company;
          c)     To  transfer  all  or  part  of  Company's  registered capital;
          d)     To  merge  with  other  economic  entities;
          e)     To  extend  Company's  duration  or  terminate  Company;
          f) Any other resolution that should be approved unanimously in accordance


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                 with  PRC  laws.

     3. The Board of Directors shall decide on other matters of the Company by simple majority of the Directors.


  4.  Abstained  voting  shall  not  be  counted.

                               ARTICLE THIRTY ONE

     At any meeting of the Board of directors a resolution shall be made by a show of hands unless other voting means is adopted by the simple majority of Directors (or their agents) present at the meeting.

                               ARTICLE THIRTY TWO

     The  language  used  in  the  meeting  of  Board  of  Directors  is Chinese
(Mandarin).

                              ARTICLE THIRTY THREE

     1. All the meetings of Board of Directors shall have Chinese minutes. The contents of such minutes include:
         a)  Place,  date  and  agenda  of  the  meeting;
         b)   Names  of  Directors,  agents  or  experts present at the meeting.
         c) All resolutions passed on the meeting and description of the meeting in detail.

     2. After approval, every meeting's minutes shall be signed by all directors or agents present and kept in the Company's headquarter located at 19F, Tongmei Building, 76 One Section of Jianshebeilu, Chengdu city, Sichuan Province.

                               ARTICLE THIRTY FOUR

     A written resolution passed in the Board of Directors' meeting shall become effective when it is signed by all the Directors.

                               ARTICLE THIRTY FIVE


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     Board  of  Directors  may  authorize  any  one of his powers to a committee consisting of appropriate directors. The committee so formed should follow all the rules stipulated by the Directors when performing the authorized power.


                                  CHAPTER SEVEN
                           MANAGEMENT AND ORGANIZATION

                               ARTICLE THIRTY SIX

     Management organization consists of one or several members, depending on the decision of the Board of Directors.

                              ARTICLE THIRTY SEVEN

     1. Management organization is led by a general manager whose duties are regulated in detailed rules of Company.

     2. General manager represents the Company in the meeting of Board of Directors and has the right to attend the meeting unless otherwise decided by the Board of Directors.

                              ARTICLE THIRTY EIGHT

     1.   Management  organization performs the following rights and duties:

          a)   To prepare for meeting of Board of Directors
          b)   To carry out the resolutions and directions of the Board.
          c)   To organize and direct Company's daily management.

     2. Management Organization's rights are regulated in detailed rules of management.

                               ARTICLE THIRTY NINE

     1. The members of the management organization shall be appointed by the Board of Directors for a term of up to 3 years and may serve consecutive terms if re-elected. The


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Board of directors may withdraw the appointment at any time when the members materially breach their duties or lose the ability to manage the Company.

     2. The members may not work for any other economic organization without the prior approval of the Board of Directors.

                                  ARTICLE FORTY

     The members should perform the duties with due diligence and care. Company shall not cause any members of the management organization to bear any responsibilities as a result of performing their duties unless the member abuses his rights or is grossly negligent.


                                ARTICLE FORTY ONE

     The members of management organization may propose concerning the Company's organization and the proposal shall be approved by the Board of Directors.


                                  CHAPTER EIGHT
                            FINANCING AND ACCOUNTING

                                ARTICLE FORTY TWO
     Company's financing and accounting system shall be in compliance with relevant PRC laws and regulations.

                               ARTICLE FORTY THREE

     The fiscal year adopted by the Company should be from the date of January 1st to the date of December 31st of each calendar year. The first fiscal year of the Company shall be from the date on which the business license of the Company is issued to the date of December 31st of this year.

                               ARTICLE FORTY FOUR

     All vouchers, accounting books, statements and reports shall be written in Chinese.


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                               ARTICLE FORTY FIVE

     The Company should adopt RMB as book keeping currency. Foreign currency may be exchanged subject to PRC laws and regulations.

                                ARTICLE FORTY SIX

Company shall open RMB account and any one kind of foreign currency account in the bank which has been approved by Board of Directors and approved by authority.

                               ARTICLE FORTY SEVEN

     The following content shall be recorded in account book:

     1.  All  income  and  payout  of  cash
     2.  All  purchase  and  sale  of  material
     3.  Registered  capital  and  status  of  liability
     4.  Increase  and  transfer  of  the  registered  capital.

                               ARTICLE FORTY EIGHT

     1. Management organization shall draw up the assets and liability statement and profit and loss statement of the last accounting year within the first three months of each accounting year. The statements shall be audited and signed by Company's auditor and be submitted to Board of Directors for approval.

     2. besides the assets and liability statement and profit and loss statement provided in Article 48.1 and Article 46 management organization shall draw up reports, plans, forecast and any other statements required by the Board of directors from time to time and submit them to the Board of directors.

                               ARTICLE FORTY NINE

     Golden Century has the right to hire employees or engage a foreign auditor to audit all vouchers, receipts, statements, accounting books and records and to carry out financial examination.


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                                  ARTICLE FIFTY

     Board of Directors shall determine the number of years for depreciation according to relevant regulations.

                                ARTICLE FIFTY ONE

     All matters concerning foreign exchange shall be handled in accordance with relevant PRC laws.

                                  CHAPTER NINE
                               PROFIT DISTRIBUTION

                                ARTICLE FIFTY TWO

     1. Company shall pay income tax according to application PRC tax laws. Company shall apply for all favorable tax treatment of which the Company can enjoy now or in the future.

     2. Company may draw reserve fund, development fund and staff welfare fund after payment of tax in accordance with law.

                               ARTICLE FIFTY THREE

     After payment of tax and drawing of all kinds of funds, the remaining profits shall be distributed to Golden Century unless otherwise decided by the Board of Directors.

                                   CHAPTER TEN
                                    EMPLOYEE

                               ARTICLE FIFTY FOUR

     Employee's employment, dismissal resignation, wages, welfare treatment, insurance, safety, disciplines and other matters shall be handled according to relevant law and regulations


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                               ARTICLE FIFTY FIVE

     An Employee required by the Company may be hired openly by public selection and examination. The Company will only hire qualified persons.

                                ARTICLE FIFTY SIX

     In case there is an employee disobeying Company's regulations and rules, Company has the right to discipline, keep a bad record and reduce wages. With regard to serious violation, Company may dismiss the employee. The dismissal of
employee  shall  be  filed  in  local  labor   authority.

                               ARTICLE FIFTY SEVEN

     Management organization shall determine the staff's wages according to Company's actual situation.

                               ARTICLE FIFTY EIGHT

     The matters concerning employees include but not limited to welfare funds, rewards, safety and insurance shall be provided in the detailed rules of management.


                                 CHAPTER ELEVEN
                                   LABOR UNION

                               ARTICLE FIFTY NINE

     1. Employees of Company have the right to establish labor union as per applicable laws. The labor union may carry out activities according to Labor Union Law of PRC.

     2. The labor union's activities may be provided in detailed rules of management. The activities shall be carried out after work and shall not affect Company's operation under any circumstances.


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     3.  Company  may  allocate  funds for the labor union according to relevant
PRC laws.

                                  ARTICLE SIXTY

     Company's labor union shall conduct mediation when the disputes between employee and Company arise.


                                 CHAPTER TWELVE
                 PERIOD OF DURATION, TERMINATION AND LIQUIDATION

                                ARTICLE SIXTY ONE

     Company's period of duration ( "Duration") shall be 20 years from Company's establishment date ( "the Effective Date"). Company's establishment date is the date when the business license of the Company is issued.

                                ARTICLE SIXTY TWO

     Board of Directors may apply for extending the Duration to the authority in charge of examination and approval according to PRC laws.

                               ARTICLE SIXTY THREE

     1.   Company shall wind up operation if any of the following occurs:

          a) The Duration is expired and the Company hasn't applied for extension in accordance with Article 61;

          b)   Golden Century decides to dismiss Company due to serious loss;

          c) Operation of the Company cannot be maintained due to heavy loss caused by natural disasters, wars or other force majeure events;

          d)   Bankruptcy;

          e)   Company  is  ordered  to  dismiss  in  accordance  with  laws; or

          f) Any other circumstances when Golden Century decides to dismiss Company.


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                               ARTICLE SIXTY FOUR

     1. A liquidation committee shall be set up and carry out liquidation when Company needs to liquidate ("liquidation")
     2. Board of Directors shall form liquidation committee within 15 days from the date of liquidation as defined legally. The liquidation committee may be consisted of members of the Board or related professional person.
     3. The liquidation committee shall perform the following rights and duties during liquidation:

          a) To liquidate Company's assets, draw up assets and liability statement and inventory of assets and formulate liquidation plan.
          b) To issue public notice informing unknown creditors and to inform in writing known creditors;
          c) To handle all the unfinished matters of Company concerning liquidation;
          d) To carry on appraisal and evaluation of assets and basis for calculation;
          e)   To fully pay  all  unpaid  tax;
          f)   To liquidate creditor's rights  and  debts;
          g)   To allocate surplus assets  after  discharge  of  debts;
          h)   To represent  the  Company  in  civil  matters;  and
          i) To perform any other rights and duties by the liquidation committee may perform according to laws.

                               ARTICLE SIXTY FIVE

     The liquidation committee shall lawfully perform its liquidation obligations and to deal with the matters concerning liquidation according to the principle of consultation.

                                ARTICLE SIXTY SIX

     Board of Directors shall apply for special liquidation procedure to examination and approval authority in case that the liquidation committee fails to be formed or encounters significant obstacles during liquidation process. The special liquidation procedure shall be implemented according to relevant laws.

                               ARTICLE SIXTY SEVEN


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     Golden  Century  may  not  remit or take Company's capital out of China and dispose  of  Company's  assets  unilaterally  before  the  end  of  liquidation.


                                CHAPTER THIRTEEN
                                  MISCELLANEOUS

                               ARTICLE SIXTY EIGHT

     These articles of association of the Company are written in Chinese. English text may be added as requirement of Golden Century. Both texts have equal effects.

                               ARTICLE SIXTY NINE

     1. In case that newly published PRC laws and regulations adversely impact the interests of Golden Century stipulated in the articles of association of the Company, Board of Directors shall amend the articles of association of the Company so that they comply with the new laws and regulations and adverse impact on the Company (If any) can be reduced.
     2. In case the new laws and regulations are more favorable to the Company or Golden Century, Board of Directors shall amend the articles of association of the Company so that the Company can enjoy the favorable treatment provided in the new laws and regulations to the largest extent.

                                 ARTICLE SEVENTY

     Board of Directors shall amend the articles of association of the Company in case any one article becomes void or unenforceable.

                               ARTICLE SEVENTY ONE

     These  articles  of  association  are  signed  in quadruplicate in Chinese.

                               ARTICLE SEVENTY TWO

     These articles of association shall become effective upon approval of authority


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department. The same is true for any amendment of these articles of association.

                              ARTICLE SEVENTY THREE

     These articles of association are subscribed by the authorized representative Golden Century on July 28th, 2004 in Chengdu city, Sichuan province.


Golden  Century  Investments,  Inc.


/s/  Hong  Yan  Ma
------------------
Authorized representative: Hong Yan Ma
Position: Executive Director
Nationality: China


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            SICHUAN GOLDEN ANTS BIOTECHNOLOGY DEVELOPMENT CO.,

                                      LTD.


                            ARTICLES OF ASSOCIATION


                              THE FIRST AMENDMENT

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
Content:

     The following have been discussed at the meeting of the Board of Directors and adopted unanimously:

1. To revise Article 52.2 of the articles of association of the Company from "Company may draw from reserve fund, development fund and staff welfare fund after payment of tax in accordance with law." to "Company may draw surplus accumulation fund and staff welfare fund after payment of tax in accordance with law."

2. To revise Article 53 from "After payment of tax and drawing of all kinds of funds, the remaining profits shall be distributed to Golden Century unless otherwise decided by the Board of Directors." to "According to resolution of shareholders meeting on Aug. 3rd, 2004, as of Mar. 31st, 2004, Golden Century Investments, Inc., the buyer, shall be entitled to un-allocated surplus profits of the Company in the previous accounting year. The profits generated thereafter shall be allocated in proportion to the percentage of the transfer price actually paid divided by the total transfer price due."

     This amendment is effective subject to approval by examination and approval authority and has equally legal effect with the original one.


Golden  Century  Investments,  Inc.


/s/  Hong  Yan  Ma
------------------
Subscriber:  Hong  Yan  Ma
Position:  Executive  Director
Nationality:  China